EXHIBIT 99.2



                              FIFTH AMENDMENT
                      TO LOAN AND SECURITY AGREEMENT


     This FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of the 4th day of June, 1996, by and among TALLEY MANUFACTURING AND TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), TRANSAMERICA BUSINESS CREDIT CORPORATION, as agent (the "Agent"), and the lenders parties to the Loan Agreement referred to below (the "Lenders").


                           W I T N E S S E T H:


     WHEREAS, the Borrower, the Agent and the Lenders have heretofore entered in a Loan and Security Agreement dated
October 22, 1993, as amended (the "Loan Agreement");

     WHEREAS, the Borrower has requested amendments to the Loan
Agreement; and

     WHEREAS, the Lenders are willing to consent to the amendments on the terms herein set forth.

     NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.   Definitions.   Capitalized terms used herein and not
defined herein shall have the respective meanings given to such terms in the Loan Agreement.

     2. Amendments. Effective as of the date of this Amendment, the interest rate with respect to (i) Base Rate Loans or any other Obligations other than LIBOR Loans is hereby decreased from a fluctuating rate equal to one percent (1.00%) per annum above the Base Rate in effect from time to time to a fluctuating rate equal to one-half percent (.50%) per annum above the Base Rate in effect from time to time, and (ii) LIBOR Loans is hereby decreased from a fluctuating rate equal to three and one-quarter percent (3 1/4%) per annum above the LIBOR Rate to two and three-quarter percent
(2 3/4%) per annum above the LIBOR Rate. Such decreases shall be effected by (i) amending Section 4.1(a)(i) of the Loan Agreement by deleting "one percent (1.00%)" in the third line therein and replacing such with "one-half percent (.50%)", and (ii) amending
Section 4.1(a)(ii) of the Loan Agreement by deleting "three and one-quarter percent (3 1/4%)" in the third line therein and replacing such with "two and three-quarters percent (2 3/4%)".

     3. Conditions to Effectiveness. This Amendment shall be effective as of the date first above written upon satisfaction of the following conditions precedent:

          3.1. Document from Borrower. The Agent shall have received this Amendment executed by a duly authorized officer of each Lender and the Borrower.

          3.2. Amendments to Subsidiary Loan Documents. The Borrower and each Subsidiary shall have executed an amendment (the "Subsidiary Amendment") to their respective Subsidiary Loan Agreement, substantially in the form of Exhibit A attached hereto, and shall have delivered such other documents and instruments in connection therewith as the Agent shall require, each in form and substance satisfactory to the Agent.

          3.3. Amendments to Mortgages. The Agent shall have received executed amendments, in form and substance satisfactory to the Agent, to the following: (i) Open-End First Mortgage, Security Agreement and Assignment of Leases dated as of October 22, 1993 by Waterbury Companies, Inc. ("Waterbury") to Agent, as amended, encumbering the real property located at 32 Mattatuck Heights, Waterbury, Connecticut; (ii) Open-End Second Mortgage, Security Agreement and Assignment of Leases dated as of October 22, 1993 by Waterbury to Borrower, as amended, which has been collaterally assigned to Agent, encumbering the real property located at 32 Mattatuck Heights, Waterbury, Connecticut; (iii) Open-End First Mortgage, Security Agreement and Assignment of Leases dated as of October 22, 1993 by Waterbury to Agent, as amended, encumbering the real property located at 64 Avenue of Industry, Waterbury, Connecticut; and (iv) Open-End Second Mortgage, Security Agreement and Assignment of Leases dated as of October 22, 1993 by Waterbury to Borrower, as amended, which has been collaterally assigned to Agent, encumbering the real property located at 64 Avenue of Industry, Waterbury, Connecticut.

          3.4. Confirmation of Loan Documents. Each Subsidiary shall have executed the Confirmation of Loan Documents set forth below.

          3.5. Corporate Proceedings. The Agent shall have received a copy of the resolutions (in form and substance reasonably satisfactory to Agent) of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Amendment, the documents referred to in Sections 3.2 and 3.3 hereof, and the other Loan Documents contemplated hereby and thereby, and (ii) the consummation of the transactions contemplated hereby and thereby, all certified by the Secretary or an Assistant Secretary of the Borrower on the date hereof. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate.

          3.6.  No Defaults.  No Default, Event of Default or
Subsidiary Event of Default shall have occurred and be existing either before or immediately after giving effect to this Amendment.



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

          3.7. Representations and Warranties True. The representations and warranties contained herein, in the Loan Agreement and in all other Loan Documents (other than representations and warranties that expressly speak only as of a specified different date) shall be true and correct both as of the date hereof and immediately after giving effect to this Amendment.

          3.8. Certificate of Officers. The Agent shall have received a certificate, in form and substance satisfactory to the Agent, dated the date of the effectiveness of this Amendment and signed by the President or a Vice President and the Treasurer or Controller of the Borrower certifying that the conditions set forth in this Section 3 have been fulfilled and as to such other matters as the Agent shall reasonably require.

          3.9. Other Conditions. The Agent shall have received such other agreements, opinions, certificates, representations, instruments and other documents as it may reasonably require, all in form and substance satisfactory to the Agent.

     4. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Agent that (i) the execution, delivery and performance of this Amendment and the other documents and instruments to be executed and delivered in connection herewith by the Borrower and its Affiliates are within their respective corporate powers and have been duly authorized by all necessary corporate action, (ii) no consent, approval, authorization of, or declaration or filing with, any governmental or public authority, and no consent of any other Person, is required in connection with the execution, delivery and performance of this Amendment and the other documents and instruments to be executed and delivered in connection herewith by the Borrower and its Affiliates, except for those already duly obtained, (iii) this Amendment and the other documents and instruments to be executed and delivered in connection herewith by the Borrower and its Affiliates have been duly executed by the Borrower and such Affiliates and constitute the legal, valid and binding obligation of the Borrower and such Affiliates, enforceable against them in accordance with their terms, (iv) the execution, delivery and performance by the Borrower and its Affiliates of this Amendment and the other documents and instruments to be executed and delivered in connection herewith by the Borrower and its Affiliates do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower or any of its Affiliates by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower or such Affiliate is a party or which is binding upon it, (b) any requirement of law applicable to the Borrower or such Affiliate, or (c) the Certificate or Articles of Incorporation or By-Laws of the Borrower or such Affiliate, (v) no event has occurred and is continuing which constitutes a Default, an Event of Default or a Subsidiary Event of Default, and (vi) no change or


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

development or event involving a prospective change, which in any such case has had or could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents or on the business, operations, assets, conditions (financial or otherwise) or prospects of Borrower on a consolidated basis, has occurred and is continuing.

     5. Authorization to Sign Amendments to Subsidiary Loan Documents and other Documents. By their signatures below, the Lenders hereby authorize TBCC, as Agent and as collateral agent for the Lenders and the Senior Note Trustee under the Airbag Collateral Security Agreement, to consent to the execution and delivery of the Subsidiary Amendments, substantially in the form of Exhibit A attached hereto; to consent to the delivery of such other documents and instruments in connection therewith as the Agent shall require, each in form and substance satisfactory to the Agent; and to execute and deliver such written consents and other documents or instruments in connection therewith as the Agent shall deem appropriate.

     6.   Reference to and Effect on Loan Documents.

          6.1. On and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

          6.2. Except as specifically amended or waived above, all of the terms of the Loan Agreement shall remain unchanged and in full force and effect.

          6.3. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default, Event of Default or Subsidiary Event of Default, nor as a waiver of any right, power or remedy of any Lender or the Agent under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents, other than as specifically set forth herein.

     7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (including delivery by telecopier) shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.




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

     9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.



















































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

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                    BORROWER:

                    TALLEY MANUFACTURING AND TECHNOLOGY, INC.

                       Mark S. Dickerson
                    By:-----------------------------
                       Name:  Mark S. Dickerson
                       Title: Vice President

                    AGENT:

                    TRANSAMERICA BUSINESS CREDIT CORPORATION

                       Steven Fischer
                    By:-----------------------------
                       Name:  Steven Fischer
                       Title: Sr. Vice President


                    LENDERS:

                    TRANSAMERICA BUSINESS CREDIT CORPORATION

                       Steven Fischer
                    By:-----------------------------
                       Name:  Steven Fischer
                       Title: Sr. Vice President

                    AMERICAN NATIONAL BANK AND TRUST COMPANY
                    OF CHICAGO

                       Donald A. Tomlinson
                    By:-----------------------------
                       Name:  Donald A. Tomlinson
                       Title: Vice President

                    NATIONAL BANK OF CANADA

                       Mark J. Locher
                    By:-----------------------------
                       Name:  Mark J. Locher
                       Title: Assistant Vice President

                       Thomas H. Hopkins
                    By:-----------------------------
                       Name:  Thomas H. Hopkins
                       Title: Vice President




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

                     CONFIRMATION OF LOAN DOCUMENTS


          Each of the undersigned hereby acknowledges that the Loan and Security Agreement, dated October 22, 1993 (as amended or modified, the "Loan Agreement"), among Talley Manufacturing and Technology, Inc., a Delaware corporation, Transamerica Business Credit Corporation, as agent, and each of the financial institutions identified on the signature pages thereto is being amended pursuant to the foregoing Fifth Amendment to Loan and Security Agreement (the "Amendment"). Each of the undersigned hereby confirms that each of the Loan Documents to which it is a party shall remain in full force and effect on the terms provided therein and that each reference in the Loan Documents to the "Parent Loan Agreement" shall be a reference to the Loan Agreement as modified or amended by the Amendment. Each of the undersigned further confirms that there exists no Default or Event of Default (as defined in the Subsidiary Loan Agreement to which it is a party) and that all representations and warranties made by it in the Loan Documents to which it is a party are true and correct as though made on and as of the date hereof (other than representations and warranties that expressly speak only as of a specified different date).


Dated:  As of June 4, 1996


                              AMCAN SPECIALTY STEELS, INC.;
                              DIMETRICS, INC.; ELECTRODYNAMICS,
                              INC.; JOHN J. MCMULLEN ASSOCIATES,
                              INC.; PORCELAIN PRODUCTS CO.; ROWE
                              INDUSTRIES, INC.; TALLEY AUTOMOTIVE
                              PRODUCTS, INC.; TALLEY CANADA, INC.;
                              TALLEY DEFENSE SYSTEMS, INC.; TALLEY
                              INTERNATIONAL INVESTMENT
                              CORPORATION; TALLEY METALS
                              TECHNOLOGY, INC.; TALLEY TECHNOLOGY,
                              INC.; UNIVERSAL PROPULSION COMPANY;
                              WATERBURY COMPANIES, INC.; WDC, INC.


                                  Mark S. Dickerson
                              By:-------------------------------
                                 Name:  Mark S. Dickerson
                                 Title: Secretary









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